================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2002

                          BioMarin Pharmaceutical Inc.
             (Exact name of registrant as specified in its charter)


        Delaware                         000-26727             68-0397820
(State or other jurisdiction of       (Commission           (IRS Employer
 incorporation or organization)        File Number)         Identification No.)


371 Bel Marin Keys Boulevard, Suite 210,                         94949
Novato, California                                             (Zip Code)
(Address of principal executive offices)


Registrant's telephone number, including area code:          (415) 884-6700


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


================================================================================

Item 5.  Other Events.

                  On February 25, 2002, BioMarin Pharmaceutical Inc. (the "Registrant") announced financial results for its fourth quarter and the full year ended December 31, 2001. The Registrant's press release issued on February 25, 2002 is attached hereto as Exhibit 99.1.


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.


         (a)      Financial Statements of Business Acquired.

                  Not Applicable.

         (b)      Pro Forma Financial Information.

                  Not Applicable.

         (c)      Exhibits.

                  Exhibit 99.1 Press Release of the Registrant dated February 25, 2002

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          BioMarin Pharmaceutical Inc.,
                          a Delaware corporation


Date: February 25, 2002           By: _/s/ Fredric D. Price_____________________
                                      Fredric D. Price
                                      Chairman and Chief Executive Officer



                                  EXHIBIT INDEX

Exhibit No.           Description
-----------           -----------

Exhibit 99.1          Press Release of the Registrant dated February 25, 2002

                                                                    Exhibit 99.1


BioMarin Announces Fourth Quarter and Year-end 2001 Financial Results

NOVATO, Calif., Feb 25, 2002 /PRNewswire-FirstCall via COMTEX/ -- BioMarin Pharmaceutical Inc. (Nasdaq and Swiss SWX New Market: BMRN) today announced financial results for its fourth quarter and the full year ended December 31, 2001.


Fourth Quarter 2001 Financial Results

Revenues for the fourth quarter of 2001 were $3.6 million compared to $3.1 million in the fourth quarter of 2000. Fourth quarter 2001 revenues included $2.7 million for services provided to the Company's joint venture with Genzyme compared to $2.5 million in the fourth quarter of 2000. The net loss was $34.9 million ($0.77 per share, both basic and diluted) in the fourth quarter of 2001 compared to $10.4 million ($0.28 per share, both basic and diluted) for the fourth quarter of 2000.

The net loss in the fourth quarter of 2001 included three non-routine charges that total approximately $19.8 million as follows:

(1) Approximately $11.6 million as an in-process research and development expense to account for the costs related to the October 2001 acquisition of the pharmaceutical assets of IBEX Technologies Inc. This amount includes the purchase price as well as expenses associated with the transaction.

(2) Approximately $7.8 million to write down goodwill and other intangible assets associated with Glyko, Inc., the Company's diagnostics business. Glyko, Inc.'s catalog business is being discontinued, and certain operating assets may be offered for sale.

(3) Approximately $0.4 million in expenses related to the recently announced planned acquisition of Glyko Biomedical Ltd. (a separate entity and unrelated to Glyko, Inc.). Additional expenses related to the planned acquisition of Glyko Biomedical Ltd. will be recorded in 2002 as they are incurred.


Year-end 2001 Financial Results

For the year, revenues were $14.4 million compared to $12.3 million in 2000. Year 2001 revenues included $11.3 million for services provided to the Company's joint venture with Genzyme, compared to $9.7 million in 2000. The net loss in 2001 was $67.6 million ($1.65 per share, both basic and diluted) compared to $37.4 million ($1.04 per share, both basic and diluted) in 2000 and includes the three one-time charges noted above.


Recent Achievements

Fredric D. Price, BioMarin's Chairman and Chief Executive Officer, commented, "During the last year, we made substantial progress in three clinical development programs, completed a commercial manufacturing facility, completed a clinical manufacturing facility, acquired two new product candidates, signed definitive agreements for two additional acquisitions, and strengthened the financial position of the Company.

"I am pleased to highlight the following recent achievements from the fourth quarter of 2001 and early 2002:"

    o In an effort to solidify BioMarin's share structure, earlier this month we entered into an agreement to acquire all of the outstanding shares of Glyko Biomedical Ltd., whose principal asset is the ownership of approximately 11.4 million shares of BioMarin. As a result of this transaction, Glyko Biomedical Ltd.'s shareholders will become direct stockholders of BioMarin, and the total number of BioMarin common shares outstanding will remain the same.

    o In January 2002, we entered into a definitive agreement to acquire Synapse Technologies Inc., a privately held biopharmaceutical company based in Vancouver, British Columbia. BioMarin intends to use Synapse's proprietary p97 technology to treat disorders of the brain by delivering lysosomal enzymes and other therapeutics across the blood-brain barrier by means of traditional intravenous injections. We expect this deal to close by the end of the first quarter.

    o In December 2001, we completed a $96.6 million public offering of common stock. In total, BioMarin raised approximately $156 million of equity financing in 2001 through a public offering, a private placement, and an equity line. We ended 2001 with approximately $131 million in cash, cash equivalents, and short-term investments.

    o    In November 2001, we announced positive results from the Phase
         3 trial of Aldurazyme (TM), an investigational enzyme replacement therapy for the treatment of MPS I. Aldurazyme is being developed in partnership with Genzyme.

    o In October 2001, we acquired the Neutralase (TM) and Phenylase product programs from IBEX Technologies, Inc. Neutralase is an injectable heparinase that is targeted to reverse heparin and other new heparin- like anticoagulants during open heart and other surgeries. Phenylase is an early development stage, orally active enzyme with the potential to treat Phenylketonuria (PKU), a genetic disease caused by an enzyme deficiency.

BioMarin specializes in the development and commercialization of therapeutic enzyme products to treat serious, life-threatening diseases and other conditions.

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including the following potential future products: Aldurazyme for the treatment of MPS I, Neutralase for the reversal of anticoagulants, and Phenylase for the treatment of PKU. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. Results may differ materially depending on the progress of BioMarin's product programs, the actual results of the current and planned clinical trials, actions of regulatory authorities, the closing of planned acquisitions, availability of capital, future actions in the pharmaceutical market and developments by competitors, and those factors detailed in BioMarin's filings with the Securities and Exchange Commission such as 10Q, 10K and 8K reports. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

Aldurazyme is a trademark of BioMarin/Genzyme LLC.  All rights reserved.

     Contacts
     Jeremy T. Price
     Manager, Investor Relations
     BioMarin Pharmaceutical Inc.
     (415) 884-6777
     jprice@biomarinpharm.com

     Sharon Karlsberg
     Vice President
     Feinstein Kean Healthcare
     (617) 577-8110
     skarlsberg@fkhealth.com

                                                    BioMarin Pharmaceutical Inc.
                                                    Consolidated Balance Sheets
                                                      ($ Thousands, Unaudited)

                                                                   December 31, 2001        December 31, 2000
                                                                   -----------------        -----------------
Assets
Current assets:
  Cash and cash equivalents                                                 $ 12,528                 $ 16,530
  Short-term investments                                                     118,569                   23,671
  Accounts receivable, net                                                       343                      451
  Due from BioMarin/Genzyme LLC                                                  744                    1,799
  Inventories                                                                    325                      436
  Interest receivable                                                            759                      684
  Prepaid expenses                                                             1,163                      970
                                      Total current assets                   134,431                   44,541

Property, plant and equipment, net                                            32,560                   20,715
Goodwill and other intangibles, net                                                -                    9,862
Investment in BioMarin/Genzyme LLC                                             3,497                    1,482
Note receivable from officer                                                     889                        -
Deposits                                                                         434                      333
                                              Total assets                 $ 171,811                 $ 76,933

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                                           $ 4,375                  $ 4,747
  Accrued liabilities                                                          2,336                    2,109
  Current portion of capital lease obligations                                    66                        -
  Notes payable - short-term                                                   1,525                       27
                                 Total current liabilities                     8,302                    6,883

Long-term portion of notes payable                                             3,864                       56
Long-term portion of capital lease obligations                                    97                        -
                                         Total liabilities                    12,263                    6,939

Stockholders' equity:
  Common stock                                                                    52                       37
  Additional paid in capital                                                 305,230                  153,940
  Common stock warrants                                                        5,134                        -
  Deferred compensation                                                        (699)                  (1,530)
  Notes from stockholders                                                    (2,037)                  (1,940)
  Foreign currency translation                                                  (13)                        -
  Deficit accumulated during development  stage                            (148,119)                 (80,513)
                                Total stockholders' equity                   159,548                   69,994
                Total liabilities and stockholders' equity                 $ 171,811                 $ 76,933

Note: These financial statements do not include any adjustments that may be required to reflect the accounts of Glyko, Inc. as a discontinued operation. At the time of this press release, the Company is researching whether such presentation is appropriate.

                                   BioMarin Pharmaceutical Inc. and Subsidiaries
                                      Consolidated Statements of Operations
                                       ($ Thousands, except per share data)

                                                             Three Months Ended                   Year Ended
                                                                   December  31,                 December 31,

                                                            2001           2000            2001         2000
                                                     (Unaudited)                    (Unaudited)
Revenues:
  Revenues - products                                      $ 622          $ 596         $ 2,382      $ 2,348
  Revenues - services                                         88             73             333          247
  Revenues from                                            2,709          2,469          11,330        9,731
  BioMarin/Genzyme LLC
  Revenues - other                                           187              -             369            -
  Total revenues                                           3,606          3,138          14,414       12,326

Operating Costs and Expenses:
  Cost of products and services                              544            180           1,404          719
  Research and development                                13,233         10,685          45,389       35,794
  Selling, general and administrative                      3,149          2,297          10,340        8,814
  In-process research and development                     11,647              -          11,647            -
  Closure of Glyko, Inc.                                   7,761              -           7,761            -
  Carson Street closure                                        -              -               -        4,423
       Total operating costs and expenses                 36,334         13,162          76,541       49,750

Loss from operations                                    (32,728)       (10,024)        (62,127)     (37,424)

Interest income                                              437            698           1,871        2,979
Interest expense                                             (6)            (1)            (17)          (7)
Loss from BioMarin/Genzyme LLC                           (2,625)        (1,067)         (7,333)      (2,912)

Net loss                                               $(34,922)      $(10,394)       $(67,606)    $(37,364)

Net loss per share, basic and diluted                    $(0.77)        $(0.28)         $(1.65)      $(1.04)

Weighted average common shares outstanding,               45,515         36,888          41,083       35,859
basic and diluted

Note: These financial statements do not include any adjustments that may be required to reflect the accounts of Glyko, Inc. as a discontinued operation. At the time of this press release, the Company is researching whether such presentation is appropriate.

SOURCE BioMarin Pharmaceutical Inc.

CONTACT:

Jeremy T. Price, Manager, Investor Relations of BioMarin Pharmaceutical Inc., +1-415-884-6777, jprice@biomarinpharm.com; or Sharon Karlsberg, Vice President of Feinstein Kean Healthcare, +1-617-577-8110, skarlsberg@fkhealth.com (BMRN) http://www.prnewswire.com Copyright (C) 2002 PR Newswire. All rights reserved.